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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Kaneb Services, Inc. of our report dated January 27, 1995, except as to Note 8, which is as of February 17, 1995, relating to the financial statements of Wyco Pipe Line Company, which appears in the Current Report on Form 8-K of Kaneb Services, Inc. dated March 13, 1995.



PRICE WATERHOUSE LLP

Chicago, Illinois
April 28, 1995